UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ENDO NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

INFORMATION STATEMENT
OF
ENDO NETWORKS, INC.
Room 2205, Suite A, Zhengxin Bldg.,
No.5, Gaoxin 1st Road,
Gao Xin District, Xi’an, Shaanxi Province,
People’s Republic of China

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions described in this Information Statement have already been approved by our majority stockholder.
A vote of the remaining stockholders is not necessary.

This Information Statement is first being furnished on or around December __, 2006 to the stockholders of record as of the close of business on November 30, 2006 of the common stock of Endo Networks, Inc., a Nevada corporation (the “Company”).

A total of seven stockholders holding 17,697,296 shares of the Company’s issued and outstanding shares of common stock that are entitled to vote on the matters described in this information statement, have consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are referred to in this information statement as the “Voting Shares.” Such approval and consent constitute the approval and consent of holders of a majority of the total number of the Voting Shares and are sufficient under the Nevada Revised Statutes and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this information statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY
CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Company’s common and preferred stock.

The Company will only deliver one information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Endo Networks, Inc.
Room 2205, Suite A, Zhengxin Bldg.,
No.5, Gaoxin 1st Road,
Gao Xin District, Xi’an, Shaanxi Province,
People’s Republic of China
Tel: 8629-8406-7376

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 28,023,104 voting shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting majority stockholders are the record and beneficial owners of a total of 17,697,296 shares of the Company’s common stock, which represents approximately 63.15% of the total number of Voting Shares. Pursuant to Nevada Revised Statutes, Section 78.320(2), the consenting majority stockholders voted in favor of the actions described herein in a written consent, dated November 27, 2006, attached hereto as Exhibit 1. No consideration was paid for their consent. The consenting stockholders’ names, affiliation with the Company and its beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage
Baowen Ren	Chief Executive Officer, President & Chairman of the Board of Directors	9,597,232	34.25%
Wenjie Zhang	Director	1,269,234	4.53%
Haiyun Chen	Stockholder	1,382,001	4.93%
Xiaoli Ren	Stockholder	1,382,001	4.93%
Yanjun Zhao	Stockholder	1,355,609	4.84%
Xuejue Ding	Stockholder	1,355,609	4.84%
Yamin Ren	Stockholder	1,355,609	4.84%
TOTAL		17,697,296	63.15%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

RECENT CHANGES IN CONTROL

Company Overview

The Company, through its wholly owned subsidiary Hangson Limited, a British Virgin Islands company (“Hangson”) and Hangson’s variable interest operating business entity Shaanxi Suo’ang Biological Science & Technology Co., Ltd., a limited liability company organized in the People’s Republic of China, is engaged in the production and sale of coal-polymer (“COPO”) resin products, including but not limited to, degradable mulch used for the conservation of moisture and warmth of soil and protection of the roots of plants, and materials used for plastic injection molding, electric wire covering, and garbage bags. The Company is also engaged in the development, production and sale of “coal-water mixture,” which is a potential fuel substitute for coal, oil or gas.

2

October 2006 Change in Control

On October 18, 2006, Endo Networks, Inc. (the “Company” or “Endo”) executed a Share Exchange Agreement (the “Exchange Agreement”) by and among Hangson, and the stockholders of 100% of Hangson’s common stock (the “Hangson Stockholders”), on the one hand, and the Company and a majority of the Company’s stockholders (“Endo Stockholders”), on the other hand.  The closing of this transaction (the “Closing”) occurred on October 20, 2006 (the “Closing Date”).

Under the Exchange Agreement, on the Closing Date, the Company issued a total of 26,000,000 shares of the Company’s Common Stock (the “ENDO Shares”) to the Hangson Stockholders and to Viking Partners, Inc. (“Viking”), a consultant in this transaction, in exchange for 100% of the common stock of Hangson. Additionally, immediately prior to the Closing, Peter B. Day, Endo’s former President, CEO and sole director voluntarily cancelled 715,500 (post 1-for-5 reverse split) shares of the 915,500 (post 1-for-5 reverse split) shares of the Company’s common stock that he owns; and three of Endo’s other shareholders also voluntarily cancelled a total of 438,850 (post 1-for-5 reverse split) shares of Endo’s common stock that they own. Also pursuant to the Exchange Agreement, and as approved by a majority of the Company’s shareholders, Endo split its common stock on a 1-for-5 reverse basis (the “Reverse Split”) prior to the Closing Date. Further, prior to the Closing, the Company issued an additional 669,600 shares after the Reverse Split pursuant to certain anti-dilution provisions contained in agreements the Company had with two of Endo’s consultants. After the share cancellations, the Reverse Split and the consultant anti-dilution share issuances, Endo had a total of approximately 2,226,723 shares of common stock outstanding. After the Closing, the Company had approximately 28,023,104 shares of common stock outstanding, with the Hangson Stockholders and Viking owning approximately 92.11% of the Company’s common stock, and with the balance of the Company’s common stock held by those who held the Company’s shares prior to the Share Exchange. In addition, at the Closing, Hangson paid Endo creditors and Viking a total of US $500,000 for consulting services rendered, in order to satisfy certain obligations as set forth in the Exchange Agreement.

Pursuant to the Exchange Agreement, on October 19, 2006, the Company filed and mailed a Schedule 14f-1 Information Statement (“Schedule 14f-1”) to inform the Company’s shareholders of a majority change of the members of the Company’s board of directors, which change shall be effective 10 days after the mailing of the Schedule 14f-1. Effective on October 29, 2006, three new directors were appointed to Endo’s board of directors: Mr. Baowen Ren, who will serve as Chairman of the Board, Mr. Wenjie Zhang, and Mr. Peng Zhou. Furthermore, concurrent with the closing of the Exchange Agreement on October 20, 2006, Mr. Peter B. Day, the former CEO, CFO, Secretary and President of the Company, resigned from these positions. On October 20, 2006, following the resignation of Mr. Day, Mr. Baowen Ren was appointed Chief Executive Officer and President, and Ms. Caixia Peng was appointed as Chief Financial Officer and Treasurer.

A more detailed description of the above transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2006, for each of the following persons:

• each of our directors and named executive officers;

• all directors and named executive officers as a group; and

• each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is Room 2205, Suite A, Zhengxin Bldg., No.5, Gaoxin 1st Road, Gao Xin District, Xi’an, Shaanxi Province, People’s Republic of China. The percentage of class beneficially owned set forth below is based on 28,023,104 shares of common stock outstanding on November 30, 2006.

3

Named executive officers and directors:	Number of Shares beneficially owned	Percentage of class beneficially owned (1)

Baowen Ren	9,597,232	34.25%
Wenjie Zhang	1,269,234	4.53%
Peng Zhou	0	0.0%
Caixia Peng	0	0.0%
All directors and executive officers as a group (4 persons)	10,866,466	38.78%

(1) Based on 28,023,104 shares outstanding.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING MAJORITY STOCKHOLDERS

The following actions were approved by written consent of the Board of Directors and the consenting majority stockholders:

ACTION 1

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY’S CAPITAL STOCK

The Company’s Board of Directors and its consenting majority stockholders have adopted and approved an amendment to increase the number of the Company’s authorized shares of capital stock from 50,000,000 to 250,000,000 total authorized shares of capital stock. The capital stock shall consist of 200,000,000 authorized shares of common stock, $0.001 par value per share, and 50,000,000 authorized shares of preferred stock, with a par value $0.001 per share (hereinafter the “Authorized Shares Amendment”). The text of the resolutions approving the amendment is attached hereto as Exhibit 1.

The Authorized Shares Amendment will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of Nevada, a form of which is attached as Exhibit A to the resolution set forth as Exhibit 1. Under Federal Securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of the Company’s capital stock consists solely of 50,000,000 shares of Common Stock, of which 28,023,104 shares are outstanding. If we are authorized to issue 250,000,000 shares of capital stock, of which 200,000,000 shares shall be common stock and 50,000,000 shares shall be preferred stock, then we will be able to issue approximately an additional 171,976,896 shares of common stock and 50,000,000 shares of preferred stock.

We have no current plans to issue any of the additional authorized but unissued shares of the common stock and preferred stock that will become available as a result of the filing of the Amendment. The Management of the Company believes that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock and/or preferred stock. The future issuance of additional shares of common stock or preferred stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company.

4

Before and immediately following the Authorized Shares Amendment, the number of shares of the Company’s capital stock will be as follows:

	Common Stock Outstanding	Authorized Common Stock	Preferred Stock Outstanding	Authorized Preferred Stock

Pre Authorized Shares Amendment	28,023,104	50,000,000	None	None authorized

Post Authorized Shares Amendment	28,023,104	200,000,000	0	50,000,000

ACTION 2

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
CHANGE THE COMPANY'S NAME

The consenting stockholders adopted and approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to “China West Coal Energy Inc.” (the “Name Change”).

The amendment will be referred to in this Information Statement as the “Amendment.” The text of the Amendment is attached to this Information Statement as Exhibit A to the resolution set forth as Exhibit 1. The Amendment will become effective once it is filed with the Secretary of State of Nevada. Under Federal securities laws, the Company cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

The consenting stockholders approved the Name Change based on management’s recommendation and view that the name “China West Coal Energy Inc.” provides for improved branding and a better description of the Company’s business and operations. The consenting stockholders also approved, based on management’s recommendation, a Certificate of Amendment to the Company’s Articles of Incorporation in order to effectuate the Name Change.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

5

EXHIBIT 1

JOINT WRITTEN CONSENT OF THE
BOARD OF DIRECTORS
AND
THE MAJORITY STOCKHOLDERS
OF
ENDO NETWORKS, INC.
a Nevada Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Endo Networks, Inc., a Nevada corporation (the “Corporation”), acting pursuant to the authority granted by Sections 78.207, 78.385, 78.390, 78.315 and 78.320 of the Nevada General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of November 27, 2006:

AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders for the authorized shares of capital stock of the Corporation to be increased to an aggregate total of 250,000,000 shares of capital stock with a par value of $0.001 per share, and which capital stock shall include 200,000,000 authorized shares of common stock with a par value of $0.001 per share, and 50,000,000 authorized shares of preferred stock with a par value of $0.001 per share (this amendment is hereinafter referred to as the “Authorized Shares Amendment”);

WHEREAS, subject to and in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nevada Revised Statutes, it is deemed to be in the best interests of the Corporation and its stockholders that the Corporation set a record date of November 30, 2006 (the “Record Date”) in connection with the notice required for the Authorized Shares Amendment and also the Name Change discussed below;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned majority stockholders and the Board of Directors hereby adopt and approve the Authorized Share Amendment;

RESOLVED FURTHER, that subject to and in compliance with the Exchange Act, the Corporation is hereby authorized to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Corporation’s Articles of Incorporation amending and restating ARTICLE SIX in its entirety as set forth in Exhibit A attached hereto, in order to increase the number of authorized shares of the Corporation’s capital stock to an aggregate total of 250,000,000 shares of capital stock with a par value of $0.001 per share, and which capital stock shall consist of 200,000,000 authorized shares of common stock with a par value of $0.001 per share, and 50,000,000 authorized shares of preferred stock with a par value of $0.001 per share;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that stockholders of record on November 30, 2006 are the stockholders entitled to consent to the Certificate of Amendment and to receive notice of such action pursuant to Rule 14c-2 of the Securities Exchange Act of 1934;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Certificate of Amendment, in accordance with applicable law;

RESOLVED FURTHER, that the Corporation’s Chief Executive Officer, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

AMENDMENT TO ARTICLES OF INCORPORATION
(NAME CHANGE)

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to change the name of the Corporation (the “Name Change”) to “China West Coal Energy Inc.”

NOW, THEREFORE, BE IT RESOLVED, that the undersigned majority stockholders and the Board of Directors hereby adopt and approve the Name Change to “China West Coal Energy Inc.”;

RESOLVED FURTHER, that, to effectuate the Name Change, ARTICLE ONE of the Corporation’s Articles of Incorporation, as amended and in effect on the date hereof, be amended and restated in its entirety as set forth in Exhibit A attached hereto;

RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Certificate of Amendment that is substantially in the form as set forth in Exhibit A hereto, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[Remainder of Page Left Blank Intentionally]

This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

MAJORITY STOCKHOLDERS:

/s/Baowen Ren
__________________________________
Baowen Ren
Shares: 9,597,232 shares of common stock
Dated: November 27, 2006

/s/ Wenjie Zhang
__________________________________
Wenjie Zhang
Shares: 1,269,234 shares of common stock
Dated: November 27, 2006

/s/ Haiyun Chen
__________________________________
Haiyun Chen
Shares: 1,382,001 shares of common stock
Dated: November 27, 2006

/s/ Xiaoli Ren
__________________________________
Xiaoli Ren
Shares: 1,382,001 shares of common stock
Dated: November 27, 2006

/s/ Yanjun Zhao
__________________________________
Yanjun Zhao
Shares: 1,355,609 shares of common stock
Dated: November 27, 2006

/s/ Xuejue Ding
_________________________________
Xuejue Ding
Shares: 1,355,609 shares of common stock
Dated: November 27, 2006

/s/ Yamin Ren
__________________________________
Yamin Ren
Shares: 1,355,609 shares of common stock
Dated: November 27, 2006

DIRECTORS:

/s/ Baowen Ren
__________________________
Baowen Ren
Dated: November 27, 2006

/s/ Wenjie Zhang
__________________________
Wenjie Zhang
Dated: November 27, 2006

/s/ Peng Zhou
__________________________
Peng Zhou
Dated: November 27, 2006

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: ENDO NETWORKS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE ONE is hereby deleted in its entirety and the following ARTICLE ONE is substituted in lieu thereof:

“The name of the company shall be China West Coal Energy Inc.”

ARTICLE SIX is hereby deleted in its entirety and the following ARTICLE SIX is substituted in lieu thereof:

“The amount of the total authorized capital stock of this corporation is Two Hundred and Fifty Million (250,000,000) shares with a par value of $0.001 per share, amounting to Two Hundred and Fifty Thousand Dollars ($250,000), which capital stock shall include Two Hundred Million (200,000,000) authorized shares of Common Stock with a par value of $0.001 per share, and Fifty Million (50,000,000) authorized shares of Preferred Stock with a par value of $0.001 per share.

Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors of the corporation (“Board of Directors”) and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments.

The shares of the corporation’s Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 63.15%

4.  Effective date of filing (optional): ____________________

5.  Officer Signature (required): ________________________